[FORM OF WARRANT CERTIFICATE]

THE WARRANTS REPRESENTED HEREBY ARE PART OF A NONDETACHABLE UNIT, EACH UNIT CONSISTING OF ONE SF 1,000 PRINCIPAL AMOUNT 4.5% CONVERTIBLE SUBORDINATED DEBENTURE AND 24 COMMON STOCK PURCHASE WARRANTS. SAID DEBENTURE AND WARRANTS MAY NOT BE TRANSFERRED OR TRADED SEPARATELY, AND ANY PURPORTED TRANSFER OF EITHER OF SUCH SECURITIES SEPARATELY FROM THE OTHER SHALL BE VOID AND SHALL NOT BE RECORDED ON THE BOOKS AND RECORDS OF THE COMPANY. WARRANTS MAY ONLY BE EXERCISED IN LOTS OF 24 WARRANTS OR INTEGRAL MULTIPLES THEREOF; AND EACH 24 WARRANTS TO BE EXERCISED MUST BE ACCOMPANIED BY SF 1,000 PRINCIPAL AMOUNT OF DEBENTURES, PRESENTED FOR CONVERSION OR REDEMPTION OR REPURCHASE IN ITS ENTIRETY, AS THE CASE MAY BE, PURSUANT TO THE TERMS OF THE DEBENTURES.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO REGULATION S, AN EXEMPTION FROM REGISTRATION PURSUANT TO THE PROVISIONS UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THESE SECURITIES MAY NOT BE TRANSFERRED, OFFERED OR SOLD PRIOR TO THE END OF THE FORTY (40)-DAY PERIOD (THE "RESTRICTED PERIOD") COMMENCING ON THE LATER OF (I) THE DATE THE SECURITIES ARE FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S) OR (II) THE DATE OF THE FINAL CLOSING OF THE OFFERING OF THE UNITS BY THE COMPANY, UNLESS SUCH TRANSFER, OFFER OR SALE (I) IS MADE IN AN "OFFSHORE TRANSACTION" AND NOT TO A "U.S. PERSON" (OTHER THAN A "DISTRIBUTOR") (AS SUCH TERMS ARE DEFINED IN REGULATION S) OR (II) IS MADE PURSUANT TO REGISTRATION OR AN APPLICABLE EXEMPTION UNDER THE SECURITIES ACT. THE SECURITIES REPRESENTED BY THIS CERTIFICATE CANNOT BE SOLD EXCEPT PURSUANT TO THE TERMS AND CONDITIONS OF THE OFFSHORE SECURITIES SUBSCRIPTION AGREEMENT BETWEEN THE COMPANY AND THE INITIAL HOLDER OF THE SHARES REPRESENTED BY THIS CERTIFICATE, A COPY OF WHICH IS ON FILE AT THE OFFICES OF THE COMPANY.

BY REQUESTING THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AFTER THE RESTRICTED PERIOD, THE HOLDER OF THIS CERTIFICATE REPRESENTS THAT IF SUCH TRANSFER IS MADE TO A U.S. PERSON, THAT AT THE TIME OF SUCH TRANSFER THE HOLDER IS NOT AN "AFFILIATE" OF THE COMPANY (AS SUCH TERM IS DEFINED IN THE SECURITIES ACT) OR AN "UNDERWRITER" OR "DEALER" (AS SUCH TERMS ARE DEFINED IN THE ACT), HAS NOT ENGAGED IN ANY SHORT SALES OR SIMILAR HEDGE TRANSACTIONS WITH RESPECT TO THE COMPANY'S SHARES OF COMMON STOCK DURING THE RESTRICTED PERIOD, IS NOT A "DISTRIBUTOR" AND SUCH TRANSFER IS NOT BEING MADE AS PART OF A PLAN OR SCHEME TO EVADE THE REGISTRATION PROVISIONS OF THE SECURITIES ACT.


                       PALOMAR MEDICAL TECHNOLOGIES, INC.

                          COMMON STOCK PURCHASE WARRANT

No. __________                                                __________Warrants


                  This certifies that __________________________, or registered assigns, is the owner of the number of Warrants set forth above, each of which represents the right, at any time during the period commencing 120 days following the Initial Closing, to purchase from Palomar Medical Technologies, Inc., a Delaware corporation (the "Company"), one share of Common Stock, par value $.01 per share, of the Company ("Common Stock"), such shares of Common Stock issuable upon exercise of the Warrants being hereinafter called the "Warrant Shares", each such Warrant entitling the registered owner thereof to purchase one Warrant Share at the Swiss Franc equiva lent on the date of exercise of $16.50 per share, subject to adjustment, upon surrender hereof at the office of American Stock Transfer & Trust Company, or to its successor as the warrant agent under the Warrant Agreement hereinafter referred to (any such warrant agent being herein called the "Warrant Agent"), with the Exercise Subscription Form on the reverse hereof or attached hereto duly executed and simultaneous payment in full (in cash or by check payable to the order of the Company) of the purchase price for the Warrant Shares as to which the Warrants represented by this Warrant Certificate are exercised, all subject to the terms and conditions hereof and of the Warrant Agreement.

                  This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of June 24, 1996 (the "Warrant Agreement"), between the Company and American Stock Transfer & Trust Company, as Warrant Agent, and is subject to the terms and provisions contained therein to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant
Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Company and the Holders of the Warrants. Capitalized defined terms used herein have the same meanings as in the Warrant Agreement. Copies of the Warrant Agreement are on file at the office of the Warrant Agent and may be obtained by writing to the Warrant Agent at the following address: 6201 15th Avenue, 3rd Floor, Brooklyn, New York 11219.

                  All outstanding Warrants will terminate and become void (the "Warrant Expiration Date") on the earlier of (i) 5:00 p.m., New York City time, seven years from the Initial Closing or (ii) upon conversion, redemption, or repayment of the Debentures, in which case the Warrants attached to such Debentures will expire upon such conversion, redemption, or repayment unless then exercised. In the event the aforesaid expiration dates of the Warrants fall on a Saturday, Sunday, or on a legal holiday on which the New York Stock Exchange is closed, then the Warrants shall expire at 5:00 p.m., New York City time, on the next succeeding business date.

                  A holder of Debentures desiring to convert Debentures will not be required to exercise the attached Warrants. However, if the Warrants are unexercised, they will expire upon such conversion by the holder of Debentures or upon conversion or redemption at the option of the Company. Holders of Debentures whose Debentures are redeemed through operation of the sinking fund pertaining thereto will not be required to exercise the Warrants attached to such Debentures. However, any unexercised Warrants will expire upon such payment of the Debentures. Any tender of Debentures for repurchase, pursuant to the terms of the Debentures, will be accompanied by the attached Warrants, which may either be exercised or, upon failure of such exercise, will expire upon such repurchase. In addition, during the period beginning 90 days after the Initial Closing and ending 119 days following the Initial Closing, any conversion of Debentures will necessarily result in the expiration of the Warrants attached thereto.

                  All shares of Common Stock issuable by the Company upon the exercise of Warrants shall be validly issued, fully paid and non-assessable, and the Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof or of other securities deliverable upon exercise of Warrants. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Company's satisfaction that no tax or other charge is due.

         The Warrants are not separately transferable from the Debentures. This Warrant Certificate and all rights hereunder are transferable, only as a Unit along with transfer of the Debentures, by the registered holder hereof, in whole or in part, on the Warrant Register maintained by the Warrant Agent for such purpose at its office in Luxembourg, upon surrender of this Warrant Certificate duly endorsed, or accompanied by written instrument of transfer in form satisfactory to the Company and the Warrant Agent duly executed and accompanied by transfer of the Debentures in the Unit, by the registered holder hereof or his or her attorney duly authorized in writing. Upon any partial transfer the Company will issue and deliver to such holder a new Warrant Certificate or Certificates with respect to any portion not so transferred. Each taker and holder of this Warrant Certificate, and the accompanying Debentures in the Unit, by taking or holding the same, consents and agrees that his or her Warrant Certificate when duly endorsed in blank shall be deemed negotiable and that when this Warrant Certificate shall have been so en dorsed, the holder hereof may be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof in the Warrant Register maintained by the Warrant Agent, any notice to the contrary notwithstanding, but until such transfer on such register, the Company and the Warrant Agent may treat the registered holder hereof as the owner for all purposes.

         The Debentures, Warrants, and Units have not been registered under the Securities Act, nor qualified for sale under any other securities laws, and therefore are subject to certain restrictions on transfer. The Company will enter into a Registration Rights Agreement with the purchasers of the Units (the "Registration Agreement") pursuant to which the Company will, at the Company's expense, for the benefit of the holders of the Warrants, and with respect to the Warrant Shares issuable upon exercise of the Warrants (the "Registrable Securities"), (i) file with the Commission within 60 days after the Initial Closing, a Registration Statement covering the issuance of the Registrable Securities, (ii) use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as soon as possible thereafter, and
(iii) use its best efforts to keep effective the Registration Statement until the Expiration Date. The Company will provide to each holder of Registrable Securities copies of the Prospectus which is a part of the Registration Statement and notify each Holder when the Registration Statement has become effective. The purpose of the Registration Statement shall be to enable each Holder which (i) receives Warrant Shares as the result of the exercise of Warrants and (ii) is not an Affiliate of the Company and is not engaging in a distribution of securities (within the meaning of the Securities Act) to trade such Warrant Shares from and after the date of issuance thereof without any limitations or restrictions under the Securities Act. The Company will agree in the Registration Agreement to use its best efforts to cause the Warrant Shares issuable upon exercise of the Warrants to be listed on Nasdaq upon effectiveness of the Registration Statement.

                  This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.


Dated:                     , 19__

                                              PALOMAR MEDICAL TECHNOLOGIES, INC.



                                              By:
                                              ----------------------------------
                                              Title:


Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY, as Warrant Agent



By:
       Authorized Signature

                           EXERCISE SUBSCRIPTION FORM

            (To be executed only upon exercise of Warrant for shares
             of Common Stock of Palomar Medical Technologies, Inc.)


To:      Palomar Medical Technologies, Inc.

                  The undersigned irrevocably exercises of the Warrants for the purchase of one share (subject to adjustment) of Common Stock, par value $.01 per share, of Palomar Technologies, Inc., for each Warrant represented by the Warrant Certificate and herewith makes payment of SF_______ (such payment being in cash or by check payable to the order of Palomar Medical Technologies, Inc.), all at the exercise price and on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to Palomar Medical Technologies, Inc., and directs that the shares of such Common Stock deliverable upon the exercise of said Warrants be registered or placed in the name and at the address specified below and delivered thereto.


Date:                      , 19__


                                                  ---------------------------(1)
                                                 (Signature of Holder)

                                                  ------------------------------
                                                 (Printed Name of Holder)

                                                  ------------------------------
                                                 (Street Address)

                                                  ------------------------------
                                                 (City)   (State)   (Zip Code)

                                  TRANSFER FORM

                  This is to certify that as of the date hereof with respect to ________ Warrants (the "Surrendered Warrants") for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned Holder (each such transaction being a "transfer"), the undersigned Holder (as defined in the Indenture) certifies that the transfer of Surrendered Warrants complies with the restrictive legend set forth on the face of the Surrendered Warrants for the reason checked below:

    ----- The transfer of the Surrendered Warrants complies with Rule 144 under the U.S. Securities Act of 1933, as amended (the "Securities Act"); or

    ----- The transfer of the Surrendered Warrants complies with Rule 144A under the Securities Act; or

    ----- The transfer of the Surrendered Warrants complies with Rule 903 or 904 of Regulation S under the Securities Act.

                                [Name of Holder]


                                 --------------------------------


Dated:   __________, ___*

*  To be dated the date of presentation or surrender
Securities to be issued to:

Please insert social security or identifying number:


Name:


Street Address:


City, State and Zip Code:




Any unexercised Warrants evidenced by the within Warrant Certificate to be issued to:

Please insert social security or identifying number:


Name:


Street Address:

City, State and Zip Code: